Exhibit 3.6

STATE OF DELAWARE
AMENDMENT TO THE CERTIFICATE OF
LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is America First Tax Exempt Investors, L.P.

SECOND: Article 1 of the Certificate of Limited Partnership shall be amended as follows:

1.   The name of the limited partnership is America First Multifamily Investors, L.P. (the “Partnership”).

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 12th day of November, A.D. 2013.

AMERICA FIRST TAX EXEMPT INVESTORS, L.P.

By:	America First Capital Associates Limited Partnership Two, its General Partner

By:	The Burlington Capital Group LLC, General Partner of America First Capital Associates Limited Partnership Two

By:	/s/ Lisa Y. Roskens
Name: Lisa Y. Roskens
Title: Chief Executive Officer